UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2005

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

      On March 29, 2005 Elizabeth Arden, Inc. (the "Company") entered into an agreement with Nina Elazar to sell the Company's corporate headquarters and former distribution facility located on a 13-acre tract of land in Miami Lakes, Florida (the "Facility"). The sales price for the Facility is between $10,250,000 to $12,150,000, depending on the assets purchased by the buyer. Under the terms of the agreement, the buyer has a 75-day inspection period during which the buyer may elect to terminate the agreement for any reason. During this 75-day period, the Facility will continue to be marketed.

      The agreement is subject to customary closing conditions for commercial real estate transactions. Consequently, there can be no assurance the transaction will be consummated and the facility continues to be classified as an asset held for use.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date: March 31, 2005	By: /s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer